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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    Form 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report:  August 25, 1994



                                   AT&T Corp.


     A New York               Commission File          I.R.S. Employer
     Corporation                 No. 1-1105            No. 13-4924710


            32 Avenue of the Americas, New York, New York 10013-2412

                        Telephone Number (212) 387-5400


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Form 8-K                                                    AT&T Corp.
August 25, 1994

Item 5. Other Events.

Developments in the Proposed Merger with McCaw Cellular Communications, Inc. ("McCaw")

          As previously discussed in a current report on Form 8-K filed by AT&T Corp. ("AT&T") with the Securities and Exchange Commission, date of report July 15, 1994 (the "July 15 8-K"), and a quarterly report on Form 10-Q for the quarterly period ended June 30, 1994 (the "1994 Second Quarter 10-Q"), AT&T, McCaw and the United States entered into a proposed consent decree (the "Proposed Consent Decree") on July 15, 1994, related to the proposed merger between AT&T and McCaw (the "Merger"). AT&T also had filed for a waiver of Section I(D) of the 1982 Modification of Final Judgment (the "MFJ") to permit the Merger to proceed with respect to the interests owned by McCaw in certain cellular properties controlled by the Bell Operating Companies ("BOCs").

          On August 25, 1994, an order (the "August 25 Order") was entered in the U.S. District Court for the District of Columbia granting the motion filed by AT&T, for a waiver of Section I(D) of the MFJ. The August 25 Order imposes the conditions proposed by AT&T and the United States in their submissions in the waiver proceeding.

          In addition, while granting the waiver requested by AT&T to permit AT&T to acquire the McCaw interests at issue, the August 25 Order provides that AT&T will be required to divest its interest in the BOC systems at issue in the proceeding should the Court determine, after full consideration of the record in the separate Antitrust Procedures and Penalties Act proceedings being conducted regarding the Merger, that the Proposed Consent Decree is not in the public interest and cannot be modified so as to satisfy that requirement.

          In a separate action, the U.S. District Court for the District of Columbia declined to accept the transfer to it of an action brought by plaintiffs Bell Atlantic Corporation, Nynex Corporation and certain subsidiaries (the "Bell Atlantic Complaint"), which was filed in the U.S. District Court for the Eastern District of New York. The Bell Atlantic Complaint alleges that the effect of the Merger may be to substantially lessen competition in violation of Section 7 of the Clayton Act and seeks preliminary and permanent injunctive relief to prevent the Merger. See discussion regarding the Bell Atlantic Complaint in the 1994 Second Quarter 10-Q, Management's Discussion and Analysis of Results of Operations and Financial Condition. AT&T had moved successfully in the U.S. District Court for the Eastern District of New York to have the action transferred to the U.S. District Court for the District of Columbia. As a result of the refusal by the U.S. District Court for the District of Columbia to accept the transfer, the Bell Atlantic Complaint has been returned to the U.S. District Court for the Eastern District of New York.

     On August 26, 1994, the U.S. District Court for the Eastern District of New York issued an order setting a briefing schedule on the issue of whether plaintiffs can, as a matter of law, establish the irreparable injury component of a claim for preliminary injunctive relief. The Court expects to decide this issue on September 13, 1994, and on that date it expects to set a schedule for further proceedings. The order also provides that AT&T will not close the Merger unless it has provided the plaintiffs with notice of at least three business days.


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Form 8-K                                                    AT&T Corp.
August 25, 1994

          In a separate matter, various applications filed by AT&T and Craig O. McCaw with the Federal Communications Commission (the "FCC") related to the proposed transfer of control of McCaw to AT&T remain pending before the FCC. The consent of the FCC is required prior to consummation of the Merger.

          With respect to all of the foregoing, there can be no assurance that the court or regulatory actions requested by AT&T will be granted or granted without unacceptable conditions, or that AT&T will successfully oppose the Bell Atlantic Complaint, or that other challenges to the Merger will not be made on antitrust grounds.

          If the Merger is not consummated by September 30, 1994, the Merger agreement may be terminated by AT&T or McCaw. AT&T is not required to consummate the Merger if any court or governmental or regulatory authority of competent jurisdiction enjoins the Merger or imposes any condition or restriction on its consummation unacceptable to AT&T in its reasonable judgment.



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Form 8-K                                                    AT&T Corp.
August 25, 1994



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  AT&T Corp.




                              By  S. L. Prendergast
                                  Vice President and Treasurer




August 29, 1994